Exhibit 15.3

CHANGE IN AUDITOR CONCURRENCE LETTER

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16.F of Form 20-F dated July 9, 2013, of Zim Corporation and are in agreement with the statements contained in the paragraphs on page 50 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst and Young LLP

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Ernst and Young LLP

Ottawa, Canada

July 9, 2013